As filed with the Securities and Exchange Commission on February 6, 2014
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________
KENNAMETAL INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-0900168 (I.R.S. Employer Identification No.)
World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania (Address of Principal Executive Offices)	15650-0231 (Zip Code)

KENNAMETAL INC.
STOCK AND INCENTIVE PLAN OF 2010
(AS AMENDED AND RESTATED)
(Full title of the plan)

Kevin G. Nowe
Vice President, Secretary and General Counsel
Kennametal Inc.
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Name and Address of agent for service)
(724) 539-5000
(Telephone Number, including area code, of agent for service)
_________________________________________________

Copy to:
Lewis U. Davis
Buchanan Ingersoll & Rooney PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, Pennsylvania 15219-1410
(412) 562-8800
__________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☑     Accelerated filer ☐    Non-accelerated filer ☐     Smaller reporting company ☐

(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Capital Stock, par value $1.25 per share (common stock)	6,000,000 (1)(2)	$41.785 (3)	$250,710,000 (3)	$32,291.45 (4)

(1)
An aggregate of 9,500,000 shares of Capital Stock, par value $1.25 per share, of Kennametal Inc. may be offered or issued pursuant to the Stock and Incentive Plan of 2010 (As Amended and Restated on October 22, 2013), 3,500,000 of which were previously registered on Form S-8 (File No. 333-170348) and 6,000,000 of which are registered on this Form S-8.

(2)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h). In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Capital Stock as quoted on the New York Stock Exchange on January 30, 2014.

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE
Pursuant to General Instruction E of Form S-8, Kennametal Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 6,000,000 additional shares of Capital Stock, par value $1.25 per share, of the Registrant under the Registrant’s Stock and Incentive Plan of 2010 (As Amended and Restated on October 22, 2013). This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statement on Form S-8 filed with the Commission on November 4, 2010 (Registration No. 333-170348).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the December 31, 2006 Form 10-Q filed February 9, 2007 (File No. 001-05318)).

4.2	By-Laws Of Kennametal, as amended through January 24, 2012 (incorporated by reference to Exhibit 3.3 of the Form 8-K filed January 26, 2012 (File No. 001-05318)).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

23.1	Consent of Independent PricewaterhouseCoopers LLP.

23.2	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained herein on the signature page to this Registration Statement on Form S-8).

99.1
Stock and Incentive Plan of 2010 (As Amended and Restated on October 22, 2013) (incorporated by reference to Exhibit 10.1 of the Form 10-Q for the quarter ended December 31, 2013 filed February 6, 2014 (File No. 001-05318)).

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latrobe, Pennsylvania, on February 6, 2014.
KENNAMETAL INC.
By: /s/ Kevin G. Nowe Kevin G. Nowe
Vice President, Secretary and General Counsel
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Carlos M. Cardoso and Kevin G. Nowe, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of February, 2014.

Signature	Capacity

/s/ Carlos M. Cardoso	Chairman, President and Chief Executive Officer
Carlos M. Cardoso

/s/ Frank P. Simpkins	Vice President and Chief Financial Officer
Frank P. Simpkins

/s/ Martha A. Fusco	Vice President Finance and Corporate Controller
Martha A. Fusco

/s/ Cindy L. Davis	Director
Cindy L. Davis

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/s/ Ronald M. DeFeo	Director
Ronald M. DeFeo

/s/ Philip A. Dur	Director
Philip A. Dur

/s/ William J. Harvey	Director
William J. Harvey

/s/ Timothy R. McLevish	Director
Timothy R. McLevish

/s/ William R. Newlin	Director
William R. Newlin

/s/ Lawrence W. Stranghoener	Director
Lawrence W. Stranghoener

/s/ Steven H. Wunning	Director
Steven H. Wunning

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the December 31, 2006 Form 10-Q filed February 9, 2007 (File No. 001-05318)).

4.2	By-Laws Of Kennametal, as amended through January 24, 2012 (incorporated by reference to Exhibit 3.3 of the Form 8-K filed January 26, 2012 (File No. 001-05318)).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained herein on the signature page to this Registration Statement on Form S-8).

99.1
Stock and Incentive Plan of 2010 (As Amended and Restated on October 22, 2013) (incorporated by reference to Exhibit 10.1 of the Form 10-Q for the quarter ended December 31, 2013 filed February 6, 2014 (File No. 001-05318)).

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